Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-3 No. 333-228939) of Bandwidth Inc., and
2.Registration Statement (Form S-8 No. 333-222167) pertaining to the Bandwidth Inc. 2017 Incentive Award Plan, the Bandwidth.com, Inc. 2010 Equity Compensation Plan, and the Bandwidth.com, Inc. 2001 Stock Option Plan;
of our report dated February 15, 2019, with respect to the consolidated financial statements of Bandwidth Inc. included in this Annual Report (Form 10-K) of Bandwidth Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Raleigh, North Carolina
February 15, 2019